                                                                    EXHIBIT 10.2

                                       *** CERTAIN CONFIDENTIAL INFORMATION
                                       CONTAINED IN THIS DOCUMENT (INDICATED
                                       BY ASTERISKS) HAS BEEN OMITTED AND
                                       FILED SEPARATELY WITH THE SECURITIES
                                       AND EXCHANGE COMMISSION PURSUANT TO A
                                       REQUEST FOR CONFIDENTIAL TREATMENT
                                       UNDER 17 C.F.R. SECTIONS 200.80(B)(4),
                                       200.83 AND 230.406.

                           SOFTWARE LICENSE AGREEMENT

         This Software License Agreement ("Agreement") is entered into under seal this 16th day of June, 1999 (the "Effective Date") by and between Segami Corporation, a Maryland corporation having its principal offices at 12624 Golden Oak Drive, Ellicott City MD 21042 ("Segami"), and Digirad Corporation ("Digirad"), a Delaware corporation having its principal offices at 9350 Trade Place. San Diego CA 92126.

                             Statement of Intention

         A. Segami is in the business of the development and sale of software for gamma camera image acquisition, processing and display. Segami's current software is called Mirage.

         B. Digirad desires to purchase software from Segami for the purpose of gamma camera image acquisition, processing and display which will interface with Digirad's solid state gamma camera.


         C. Digirad desires to package the Mirage software and Digirad's hardware for resale as a single product, identifiable only as a Digirad product.

         In consideration of the mutual promises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties agree under seal as follows:

         1. DEFINITIONS. For the purposes of this Agreement, the following terms, when used herein, have the following meaning.

"Base Software"-The existing Mirage software described in EXHIBIT D hereto in object and executable code forms, and all updates, enhancements, revisions, modifications, modules and or sub-modules thereto and all permitted copies, except that Base Software does not include the Interface Development. "Interface Development"-The new code written and modifications made to the Base Software which will allow use of the Base Software with Digirad's current hardware, in object and executable code forms, and all updates, enhancements, revisions, modifications, modules and or sub-modules thereto and all permitted copies.

"Product" - Digirad's solid state gamma camera bundled together with the Base Software and Interface Development.

         2. LICENSE TO DIGIRAD. Subject to all the terms of this Agreement, Segami grants to Digirad a nonexclusive worldwide, fully paid-up license:

         (a) to sublicense the Base Software to end-users only in connection with the sale and use of the Products; any such sublicense shall be pursuant to a sublicense agreement for Segami's benefit that contains applicable similar restrictions and obligations imposed on Digirad hereunder.

         (b) to use, adopt, reproduce, display, perform, test, demonstrate and distribute the Base Software as necessary to market, sale and distribute the Products.

         (c) sublicense to third parties the distribution rights for the Products and Base Software; any such sublicense shall be pursuant to a sublicense agreement for Segami 's benefit that contains applicable similar restrictions and obligations imposed on Digirad hereunder.

The balance of this Section 2 notwithstanding, the license granted to Digirad shall not include the right to sublicense, sell or distribute the Base Software independently and separate from the Product, with the understanding that Digirad may demonstrate the Base Software or distribute demonstration models of the Base Software, limited in function, for use on systems independent from the Product.

         3.       USE/LICENSE FEES.

                  3.1 USE. Segami hereby grants Digirad the right to package and bundle the Base Software with the Product, the Interface Development and Digirad hardware for sale to end-users by Digirad or its subdistributors.

                  3.2 LICENSE FEES. Digirad shall pay a License Fee (the "License Fee") to Segami, in accordance with the attached Exhibit A, for each copy of the Base Software distributed to any end-user, unless otherwise agreed upon in writing by Segami. Payment of the License Fee shall be made by Digirad and tendered to Segami at the sooner of thirty (30) days after customer payment or seventy-five (75) days after customer installation. Digirad will receive a reasonable number of demonstration versions of the Base Software including the dongle keys ("Keys") for using such versions ("Demo Versions") to be used for customer demonstrations and/or Digirad roadshows (not for sale to customers). Segami shall deliver the Demo Versions within 30 days upon written request from Digirad.

                  3.3 AUDIT. Segami shall have the right to audit the books, financial accounts and documents of Digirad one (1) time in each calendar year for which this contract is in force, to verify the number of copies of the Base Software disseminated by Digirad. Segami shall employ an independent Certified Public Accountant at its own cost and expense for such audit. Segami shall give Digirad a minimum of ten (10) days prior written notification of the audit. Digirad shall not unreasonably withhold its cooperation in the audit.

         4.       INTERFACE DEVELOPMENT.

                  4.1 DEVELOPMENT. Segami agrees to undertake and complete the code design, programming and testing of the Interface Development. Interface Development shall be in accordance with the specifications on the attached Exhibit B (the "Specifications") and the delivery schedule attached hereto as Exhibit C (the "Delivery Schedule"). Segami shall be responsible for obtaining and maintaining operational status and approvals of the Base Software and Interface Development (and any new versions or improvements thereto) under FDA, CE and other regulatory authorities or agencies. Segami agrees that its conduct in performing its obligations under this Agreement shall conform in all material respects to all applicable laws and regulations of the U.S. and foreign governments (and political subdivisions thereof).

                  4.2 ACCEPTANCE. Digirad will, by written notice, accept or reject any portion of the Interface Development delivered (individually, the "Deliverable(s)") within thirty (30) days after receipt. Failure to give notice of acceptance or rejection within that period will constitute acceptance. Digirad may reject any Deliverable only if the Deliverable fails to meet the Specifications or, at the fault or failing of that Deliverable alone, the Product cannot operate in a commercially reasonable manner. If Digirad properly rejects the Deliverable, Segami will correct the failures properly specified in the rejection notice within fifteen (15) days of the rejection notice. When it believes that it has made the necessary corrections, Segami will again deliver the Deliverable to Digirad and the acceptance/rejection/correction provisions above shall be reapplied until the Deliverable is accepted; provided, however, that upon the third or any subsequent rejection or if the corrections are not made within thirty (30) days of the initial rejection, Digirad may at its option terminate this Agreement by immediate written notice unless the Deliverable is accepted during the notice period.

         5. COMPENSATION FOR INTERFACE DEVELOPMENT. Digirad shall make payments to Segami in accordance with the Delivery Schedule. Each payment will be in U.S. dollars from the United States and will be made no later than 30 days from the occurrence of the event specified in the Delivery Schedule for which payment is due.

         6. OWNERSHIP RIGHTS. As between the parties Segami shall retain all right title and interest, including all patent, copyright, trade secret, trademark, mask work or other rights, in the Base Software, or any other idea or product conceived or reduced to form by Segami, its agents or assigns as of the Effective Date. Digirad shall have all right, title and interest, in the Interface Development. The parties hereby make any assignments necessary to accomplish the foregoing ownership provisions.

         7.       SUPPORT/MAINTENANCE.

                  7.1      SUPPORT.  During the term of this Agreement:

                           (1)      Segami shall use its best efforts to respond
within ten (10) days after receipt of written notice of verifiable defects, and propose a plan for prompt and effective remedy, and shall provide general guidance concerning the Base Software or Interface Development. Defects shall be reported in writing via electronic mail or facsimile to Segami at the telephone/email numbers provided by Segami to Digirad from time to time.

                           (2)      Segami shall inform Digirad promptly of any
changes in the Base Software or delivery schedules.

                           (3)      Subject to the other terms and conditions of
this Agreement, Segami shall use its reasonable best efforts to promptly fill Digirad's orders for Keys. Promptly following the execution of this Agreement, Segami shall place thirty (30) Keys in escrow. If Segami materially fails to provide a sufficient number of Keys to Digirad for delivery of Products to end-users, after thirty (30) days written notice to Segami, Digirad shall be entitled to receive from escrow any or all of the Keys. If Segami fails to provide a sufficient number of Keys to Digirad for delivery of Products to end-users, after seventy-five (75) days written notice to Segami, Digirad shall be entitled to a fully executed purchase order from Segami to the Key manufacturer ("Escrow Materials") authorizing the Key manufacturer to provide directly to Digirad those Keys reasonably necessary, in Digirad's sole discretion, for Digirad to sell and install Product. In support of the foregoing and promptly after execution of this Agreement, Segami will place in escrow (pursuant to the terms of an escrow agreement in form mutually acceptable to the parties hereto) the Escrow Materials as they exist at the date of the Agreement. Segami will update the escrow with any new or modified Escrow Materials and Keys promptly as it becomes necessary and will notify Digirad when it does so. All escrow fees will be borne by Digirad.

                           (4)      Segami agrees to provide one standard
training program for Digirad personnel. Such program shall be given at Digirad's main office on a schedule reasonably acceptable to Segami but commencing no later than sixty (60) days after Digirad's written request. Digirad shall bear Segami's out-of-pocket travel costs in connection with the program including air travel, room and board.

                           (5)      Segami shall provide free technical support
to Digirad personnel up to 200 hours during the first year, and 100 hours per year after that. This does not include time spent on developments set forth in
Section 4 or Section 7.1(1). Segami shall provide Digirad with all the user's documentation in its possession.

                  7.2 MAINTENANCE RELEASES. In the exercise of its sole discretion and from time to time, Segami may develop and make available maintenance release for the Base Software at no cost to Digirad. Such maintenance release shall be patches for the purpose of correcting any deficiencies in the Base Software which may become apparent to Digirad and Segami after successful delivery of the Interface Development.

                  7.3 ENHANCEMENTS/UPGRADES. In the exercise of its sole discretion and from time to time, Segami may develop and make available for sale through Digirad to end-users, and at an additional license fee to Segami, to be negotiated in good faith by the Parties, substantially upgraded versions of the Base Software which incorporate significant functional changes or additions, or substantially improved performance.

         8. CONFIDENTIALITY. Each party agrees that all code, inventions algorithms, know-how and ideas and all other business, technical and financial information they obtain from the other are confidential information and property of the disclosing party ("Confidential Information"). Each party shall use Confidential Information of the other party which is disclosed to it only for the purposes of this Agreement and shall not disclose such Confidential

Information to any third party, without the other party's prior written consent, other than to Segami's subcontractors, subdistributors and employees on a need-to-know basis. Each party agrees to take measures to protect the confidentiality of the other party's Confidential Information that, in the aggregate, are no less protective than those measures it uses to protect the confidentiality of its own Confidential Information, but at a minimum, each party shall take reasonable steps to advise their employees, subcontractors and subdistributors of the confidential nature of the Confidential Information and of the prohibitions on copying or revealing such Confidential Information contained herein. The parties each agree to require that the other party's Confidential Information be kept in a reasonably secure location. Notwithstanding anything to the contrary contained in this Agreement neither party shall be obligated to treat as confidential, or otherwise be subject to the restrictions on use, disclosure or treatment contained in this Agreement for any information disclosed by the other party (the "Disclosing party") which: (1) is rightfully known to the recipient prior to its disclosure by the Disclosing Party; (2) is generally known or easily ascertainable by non-parties of ordinary skill in computer process design or programming or in the business of the client; (3) is released by the Disclosing Party to any other person, firm or entity (including governmental agencies or bureaus) without restrictions; (4) is independently developed by the recipient without any reliance on Confidential Information; or (5) is or later becomes publicly available without violation of this Agreement or may be lawfully obtained by a party from a non-party. Neither party will be liable to the other for inadvertent or accidental -disclosure of Confidential Information if the disclosure occurs notwithstanding the party's exercise of the same level of protection and care that such party customarily uses in safeguarding its own confidential information.

         Notwithstanding the foregoing, all Confidential Information developed by Segami, including but not limited to the Interface Development, in connection with this Agreement shall be deemed Confidential Information of Digirad disclosed by Digirad to Segami and exceptions (1) and (4) above will not be applicable thereto.


         9. EXPORT CONTROL. Each party hereby agrees to comply with all export laws and restrictions and regulations of the Department of Commerce or other United States or foreign agency or authority, and not to export, or allow the export or re-export of any proprietary information or software or any copy or direct product thereof in violation of any such restrictions, laws or regulations.

         10.      TERMINATION

                  10.1 TERMINATION BY DIGIRAD. Digirad may terminate this Agreement if Segami is in material breach of, or default under, this Agreement and such breach or default is not cured within thirty (30) days after Digirad delivers written notice of such breach or default to Segami.

                  10.2 TERMINATION BY SEGAMI. Segami may terminate this Agreement if Digirad is in material breach of, or default under, this Agreement and such breach or default is not cured within thirty (30) days after written notice to Digirad. A material breach of and default under, this Agreement by Digirad shall include, without limitation, the occurrence of the failure of Digirad to pay any License Fee when due.

                  10.3 SURVIVAL. Sections 5-15 of this Agreement, any accrued rights to payment, any licenses granted in this Agreement that are expressly perpetual and any remedies for breach of this Agreement shall survive termination.

         11.      LIMITATION OF LIABILITY.

                  (a) Except under Section 8 and the indemnity provisions of Section 12, neither party nor its affiliates shall, under any circumstances, be liable to the other party or its affiliates for any claim based upon any third party claim or for consequential, incidental, indirect, punitive, exemplary or special damages of any nature whatsoever, or for any damages arising out of or in connection with any malfunctions, delays, loss of data, loss of profit, interruption of service or loss of business or anticipatory profits, even if a party or its affiliates have been apprised of the likelihood of such damages occurring.

                  (b) Segami shall not be liable for the actions of any end-users who rely on the images produced by the Product as a diagnoses without the aid of independent professional medical judgment or who does not operate the Product under the direct supervision of a board certified nuclear medicine physician. Digirad shall be responsible for supplying the end-user with a notice of limitation of liability in writing and in language consistent with this
Section 11 (b).

         12.      INDEMNIFICATION

                  (a) The parties each agree to indemnify, defend and hold harmless the other from and against any and all amounts, including legal fees and other out-of-pocket expenses, payable under any judgment, verdict, court order or settlement for death or bodily injury or the damage to or loss or destruction of any real or tangible personal property to the extent arising out of the indemnitor's negligence, gross negligence, or willful misconduct in the performance of this Agreement.

                  (b) Segami agrees to indemnify, defend and hold harmless Digirad, its distributors and end-users from and against any and all amounts, including legal fees and other out-of-pocket expenses, payable under any judgment, verdict, court order or settlement to the extent resulting from any third party allegation that the Base Software or the work performed by Segami under this Agreement infringes such third party's intellectual property rights, including, without limitation, patent, copyright or trade secret. Should Digirad's use of work performed by Segami be determined to have infringed, or if in Segami's and Digirad's reasonable judgment such use is likely to be infringing, Segami may, at its option: (1) procure for Digirad the right to continue to use the work performed by Segami; or (2) replace or modify the work performed by Segami to make its use non-infringing while yielding substantially equivalent results. If neither of such options are or would be available on a basis that Segami finds commercially reasonable, Segami may terminate this Agreement, Digirad shall return infringing work performed to Segami and Segami shall refund the fees paid for the associated services. Digirad reserves any other legal or equitable rights or remedies in may have. This indemnity does not cover alleged infringements caused by modifications to the work performed by Segami that are not made by Segami or that result from Digirad provided designs specifications or other information or from combination of such work with products or services not provided by Segami.

                  (c) Digirad agrees to indemnify, defend and hold harmless Segami from and against any and all amounts payable under any judgment, verdict, court order or settlement to the extent resulting from any affiliated third party allegation that the work performed by Segami under this Agreement infringes such third party's intellectual property rights to the extent attributable to software, hardware, data, knowledge or services provided by Digirad.

                  (d) The indemnities in this paragraph are contingent upon: (1) the indemnified party promptly notifying the indemnifying party in writing of any claim which may give rise to a claim for indemnification hereunder; (2) the indemnifying party being allowed to control the defense and settlement of such claim; and (3) the indemnified party cooperating with all reasonable requests of the indemnifying party (at the indemnifying party' expense) in defending or settling such claim. The indemnified party shall have the right, at its option and expense, to participate in the defense of any action, suitor proceeding relating to such a claim through a counsel of its own choosing.

         13. WARRANTIES. Segami warrants that it has and will obtain agreements with its employees and contractors sufficient to allow it to provide Digirad with the assignments and licenses to intellectual property rights contemplated in this Agreement. Segami also warrants that the Base Software and Interface Development and any part thereof shall meet the Specifications, and perform in a commercially reasonable manner until the later of (i) four (4) years from the final date of delivery on the Delivery Schedule and (ii) with respect to each product containing the Base Software and/or Interface Development, one (1) year from the date of installation of such product by Digirad or its distributor to an end-user. If Digirad finds that the Products, or part thereof fail to meet the above warranty, Segami shall, at its option, immediately repair or replace the Base Software and/or Interface Development or part thereof at its costs and expenses without prejudice to any other rights and remedies of Digirad under this Agreement or applicable law. If a Deliverable is rejected, the warranty will extend accordingly from any adjusted final delivery date. Except for Section 14, notwithstanding anything to the contrary contained in this Agreement, Segami makes no other warranties, express or implied, or whether arising by operation of law, course of performance or dealing, custom, usage in the trade or profession or otherwise including without limitation implied warranties of merchantability and fitness for a particular purpose.

         14.      MILLENNIUM WARRANTY.

                  14.1 GENERAL, Other sections of this Agreement notwithstanding, Segami represents and warrants that for a period of four (4) years after the Effective Date, the Base Software and the Interface Development will be able to accurately: (a) process any date-roll event with no adverse impact on the functionality of the software including without limitation, the producing of error(s) or abnormal interruption; (b) process date-data calculations including, without limitation, computation, comparisons, sequencing, sorts and extracts and return and display date-data in a consistent manner regardless of the dates used in such date-data whether before, on, during, or after January 1, 2000; (c) process any date-data computations that can be expected from the software if used for its intended purpose, regardless of the date in time on which the processes are actually performed and regardless of the date-data input, whether before, on, during or after January 1, 2000; (d) exchange date-data related information with other hardware, firmware or software with which it interacts, provided that the interacting hardware, firmware or software is itself capable of exchanging accurate date-data; (e) accept and respond to four-digit year-date input in a manner that resolves any ambiguities as to the century in a defined predetermined and appropriate manner; and (f) store and display date-data in ways that are unambiguous as to the determination of the century. No date-data shall cause such software to perform an abnormally ending routine or function within the processes or generate incorrect values or invalid results. For purposes of the foregoing, a date-rollover event is defined as any transaction between one calendar year and the following calendar year including, without limitation, any time, date and day-of-the-week progressions and any regularly scheduled leap events. Date-data is defined as any data, formula, algorithm, process, input or output, which includes, calculates or represents a date, day or time, a reference to a date, day or time, or a representation of a date, day or time.

                  14.2 SPECIAL REMEDIES. In the event of any breach of the warranties and covenants contained in this section, provided that such breach is not cured by Segami within fourteen (14) calendar days following receipt of written notice of such breach, in addition to other rights and remedies that may be available to Digirad under this Agreement, Segami shall be responsible for:
(a) any costs of repairing, replacing and/or correcting the affected software; and (b) cover and other similar damages that are incurred by Digirad as a result of Segami's breach of this warranty.

         15.      MISCELLANEOUS

                  15.1 BINDING NATURE. This Agreement shall be binding upon and shall inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Segami shall not have any right or ability to assign, transfer, or sublicense any obligations or benefit under this Agreement without the written consent of Digirad, except that Segami may assign and transfer this Agreement and its rights and obligations hereunder to any third party who succeeds to substantially all its business or assets.

                  15.2 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and there are no representations, warranties, covenants, or obligations except as set forth in this Agreement. This Agreement supersedes all prior or contemporaneous agreements understandings, negotiations and discussions, written or oral, of the parties to this Agreement, relating to any transaction contemplated by this Agreement.

                  15.3 SEVERABILITY. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions in this Agreement are determined to be invalid arid contrary to any existing or future law, that invalidity shall not impair the operation of this Agreement or affect those portions of this Agreement which are valid.

                  15.4 ARBITRATION. If any dispute or controversy arises among the parties to this Agreement concerning any provision of this Agreement, that dispute or controversy shall be submitted for resolution to a board of arbitration in Baltimore, Maryland if Digirad initiates the dispute and in San Diego, California if Segami initiates the dispute, composed of one member selected by each party, and a third mutually agreed upon. Such arbitration shall be conducted pursuant to the rules of the American Arbitration Association (the "AAA") or other governing rules and a decision of the board of arbitration (including an award of costs of the board) shall be final and binding upon the parties.

                  15.5 NO AGENCY. This Agreement shall not be deemed to constitute the parties hereto as partners, joint venturers, nor shall either patty hereto be deemed to be an agent of any nature, kind and description whatsoever of the other.

                  15.6 JURISDICTION AND VENUE. This Agreement shall be governed, enforced, performed and construed in accordance with the laws of the State of Maryland (excepting those conflicts of laws provisions which would serve to defeat application of Maryland substantive law). Subject to the provisions of Section 15.4 hereof each of the parties hereto hereby submits to the exclusive jurisdiction of the state and/or federal courts located within the State of Maryland for any suit, hearing or other legal proceeding of every nature, kind and description whatsoever in the event of any dispute or controversy arising hereunder or relating hereto, or in the event any ruling, finding or other legal determination is required or desired hereunder.

                  15.7 ATTORNEYS FEES. In the event that legal proceedings are commenced in connection with this Agreement or the transactions contemplated hereby, the party or parties which do not prevail in such proceedings shall pay the reasonable attorneys fees and other costs and expenses, including investigation costs, incurred by the prevailing party in such proceedings.

                  15.8 AMBIGUITY. The parties acknowledge that each party and its respective counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits, or schedules hereto.

                  15.9 EXHIBITS. The exhibits attached hereto and each certificate, schedule, list summary or other document provided or delivered pursuant to this Agreement or in connection with the transactions contemplated hereby are incorporated herein by this reference and made a part hereof.

                  15.10 COUNTERPARTS. Provided that all parties hereto execute a copy of this Agreement, this Agreement may be executed in counterparts, each of which shall he deemed an original and all of which together shall constitute one and the same instrument. Executed copies of this Agreement may be delivered by facsimile transmission or other comparable electronic means.

                  15.11 VOLUNTARY AGREEMENT. The parties hereto represent that they have carefully read the foregoing Agreement, understood its terms, consulted with an attorney of their choice, and voluntarily signed the same as their own free act with the intent to be legally bound thereby. The terms of this Agreement are contractual and not a mere recital.

                  15.12 FORCE MAJEURE. Neither party shall be liable to the other for its failure to perform any of its obligations under this Agreement during any period in which such performance is delayed due to circumstances beyond its control, including acts of God or public authorities, was and war measures, civil unrest, natural disasters or delays in transportation, delivery or supply.

                  15.13 NOTICE. All notices under this Agreement shall be in writing and shall be deemed given when personally delivered or three days after being sent prepaid certified or registered United States mail to the address of the party to be noticed as set forth below or such other addresses as such party last provided to the other by notice:


                           Digirad:         Digirad Corporation
                                            9350 Trade Place
                                            San Diego CA 92126
                                            Attn: President and COO

                           Segami:          Segami Corporation
                                            12624 Golden Oak Drive
                                            Ellicott City MD 21042
                                            Attn: Philippe Briandet Ph.D.

                           Copy to:         Christopher S. Young, Esq.
                                            3440 Ellicott Center Drive
                                            Ste. 203
                                            Ellicott City MD 21043

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed under seal as of the date first above written.

ATTEST:                                        Digirad Corporation


By:      /s/ ILLEGIBLE                       By:     /s/ Scott Huennekens
   -------------------------------              --------------------------------
Title:        Controller           (SEAL)    Title:    President & COO
      ----------------------------                 -----------------------------


                                             Segami Corporation


By:         /s/ ILLEGIBLE       (Secretary)  By:        /s/ ILLEGIBLE
   -------------------------------                ------------------------------
Title:                             (SEAL)    Title:      President
      ----------------------------                 -----------------------------

                                    EXHIBIT A
                                PRICING SCHEDULE

       FEES:                 PLANAR IMAGING                SPECT IMAGING

    UNITS 1-20                 $***/unit                   + $***/unit
       21-50                   $***/unit                   + $***/unit
      51-100                   $***/unit                   + $***/unit
      101-250                  $***/unit                   + $***/unit
        251-                   $***/unit                   + $***/unit


Quantity pricing for the software shall be solely dependent upon the number of planar imaging units purchased, and shall be cumulative throughout the life of the Agreement. A minimum fee payment of *** dollars ($***) shall be paid by Digirad to Segami each Agreement year, which shall be defined as July 1- June
30. The first Agreement year shall begin July 1, 1999. Any shipments made to Digirad prior to July 1, 1999 shall be credited toward the minimum requirement fee payment for the first Agreement year of July 1, 1999 - June 30, 2000. All such minimum fee payments shall be payable in advance quarterly to Segami, and shall be credited towards actual fee payments, without any time limit.




*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                    EXHIBIT B


Written By: Richard Conwell & Alex Shek

Approval:


_________________________________    5/25/99
Product Engineering Manager          Date


_________________________________    5/25/99
Quality Assurance Manager            Date


REVISION HISTORY


RELEASE DATE          CO#                REV        CHANGE

5/25/99               N/A                01         Initial Prototype Release



--------------------------------------------------------------------------------
Information contained in this document is proprietary to DIGIRAD Corporation and should not be released outside of the company without written permission of the company.
--------------------------------------------------------------------------------

1.0      INTRODUCTION

1.1      PURPOSE
         This document details the software requirements that have been established for the 2020TC Gamma Camera. These requirements shall be used by the software developer(s) as software development requirements to meet the design specification and software risk analysis mitigation plan for the 2020TC Gamma Camera.

1.2      SCOPE
         This document will outline the software design for the software data interface, processing and diagnostic requirements of the 2020tc Gamma Camera. This requirement specification covers the software programs TBD.

1.2.1 The software shall be designed to run as service modules under Windows NT and shall address these basic system goals:

         a. Using a PLX Technology driver, interface Digirad's HotLink PCI data acquisition card to a data acquisition and processing module.

         b.       Perform data processing to:

                  - Decode raw data (32 bit word) into digital address, energy and other status bits

                  - Apply energy correction (linearity and offset) and spatial X-Y lookup

                  -        Apply energy window(s) discrimination

                  -        Apply "bad detector element" filter

                  -        Continuously build image in a buffer memory

                  - Provide timing information from time stamps in the data stream

                  - Interface to Segami Corporation's Mirage display, control and imaging processing software.

         c. Provide diagnosis modules whose functions shall be to provide processing and a GUI interface for:

                  - Acquisition and display of an energy spectrum for any selected detector element.

                  - Acquire and generate energy correction (linearity and offset) for each detector element.

                  - Generation and editing of a "bad detector element" listing.

                  -        Generation of a sensitivity uniformity correction.

1.3      DEFINITIONS, ACRONYMS, AND ABBREVIATIONS

1.3.1 2020TC - A solid state gamma camera with a 64 x 64-detector element, quantized detector head.

1.3.2 Detector Element - The individual detectors of the quantized detector head. Each detector element is approximately 3 mm x 3 mm in area and 6 mm thick.

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1.3.2    Pd - Peripheral Component Interconnect. A parallel bus, personal computer back plane interface standard.

1.3.3 MCA - Multi-Channel Analyzer. A system which tallies the frequency of a stream of signal events as a function of the signal's magnitude. The display of the tallied events takes the form of a histogram.

1.3.4 Energy Spectrum - The histogram of the frequency of a gamma ray photons as a function of their energy.

1.3.5 Energy Window - The interval of gamma ray energy over which all gamma rays falling within the interval are tallied.

1.3.6    Time Stamps - A timing mark embedded in a 32-bit digital word.

1.3.7 Bad Detector Element - A detector element in the detector head that is not working within specification.

1.3.8 Active Detector Element - A detector element in the detector head that is working within specification, and is not included in the bad detector element file.

1.3.9 Detection Efficiency - The ratio, expressed as a percentage, of gamma rays detected to those entering a detector element.

1.3.10 Intrinsic Sensitivity - The detection efficiency measured without a collimator in place.

1.3.11 HOTLink - A high speed, serial communications link between the 2020tc detector head and a PCI format interface board.

1.3.12 INA Board - An instrumentation amplifier system mounted on the HOTLink transmitter board installed in the camera head case.

1.3.13 Energy Linearity - The numerical process of mapping the raw value of a gamma ray photon's measured energy into a linear scale having units of energy. In the 2020TC this process is accomplished with a simple - order polynomial.

1.3.14 Energy Offset - The offset from zero of the linearized raw values of a gamma ray photon's measured energy.

1.3.15   Flood Field - A planar source of gamma ray radiation.

1.3.16 Sensitivity Uniformity - The intrinsic variation in gamma ray photon sensitivity of the individual detector elements of the 2020TC.

1.3.17 Digital Address - The unique numerical value assigned to each detector element in the 2020tc detector head.

1.3.18 Spatial Address - The actual spatial location of a detector element expressed as an X(Y coordinate.

1.3.19 Mirage Software - A gamma camera image processing software supplied by Segami Corporation.

1.3.20 SPECTour Chair - A mechanized rotating chair assembly to which the 2020TC head is attached and in which a seated patient maybe imaged for SPECT.

1.3.21 In this document the word "shall" will mean that it is a requirement, while "should" is a suggestion.

1.4      REFERENCES

1.4.1    SOP 0402 Software Quality Assurance Requirements

1.4.2    PRSOO 1 Gamma Camera Product Requirements Specification

1.4.3    HRSOO2 Gamma Camera Hardware Requirements Specification

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should not be released outside of the company without written permission of the company.
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1.5      OVERVIEW
         This document is a statement of the requirements for the data acquisition, processing, interface and diagnostic software of the 2020TC Gamma Camera. The higher level requirements are from the PRSOOl Gamma Camera Product Requirements Specification and are listed along with the more detailed software requirements.

2.0      OVERALL DESCRIPTION

2.1      PRODUCT PERSPECTIVE
         The 2020TC Gamma Camera is intended for use in the generation of clinical images in Nuclear Medicine applications. Specifically, the Camera is intended to image the distribution of radiopharmaceuticals in the body by means of a collimated photon radiation detector array. In so doing, the system produces images depicting the anatomical distribution of the radiopharmaceuticals within the human body for interpretation by authorized medical personnel.

2.2      USER CHARACTERISTICS
         The user of this device will primarily be a nuclear medicine technologist or nuclear medicine doctor. The user of the diagnostic modules will be a service technician or engineer.

2.3      CONSTRAINTS

2.3.1 The software shall be written in the higher-level language C. The source code shall bb written with maintainability as a major priority.

2.4      ASSUMPTIONS AND DEPENDENCIES
         The operating system shall be Windows NT.

2.5      APPORTIONING OF REQUIREMENTS
         This section is not applicable to these requirements because there are no requirements that need to be delayed until future versions of the system.

3.0      DESIGN REQUIREMENTS
         These design requirements are based on PRS001 Gamma Camera Product Requirements Specification.

3.1 DESIGN REQUIREMENT: PRS001 SECTION 2: It is critical that a simple means of removing the imager head from the Camera system's support arm be provided and that a simple means of registering, positioning, attaching, and locking the imaging head to a SPECT gantry assembly be provided.

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company.
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3.1.1    SOFTWARE REQUIREMENTS
         In the SPECT data acquisition mode, the image processing and control software will ***
         it will also
         ***
         ***
         ***
         ***

         The user should have the choice to ignore ***
         and operate the SPECT data acquisition mode by ***
                           ***

         ***
         ***
         ***

         SPECT Chair only rotates in clockwise direction.

         ***
         ***

3.2 DESIGN REQUIREMENT: PRS001 SECTION 4.: Interface Card: It is desirable that the computer communicates with the interface card via software driver.... PRS001 4: It is critical that the imaging head and Camera system should be capable of a count rate performance of 250,000 counts/sec.

3.2.1    SOFTWARE REQUIREMENTS
         Data to and from the camera head is communicated ***
         ***
         ***
         ***
         ***

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Information contained in this document is proprietary to DIGIRAD Corporation and should not be released outside of the company without written permission of the company.
--------------------------------------------------------------------------------

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.


                                      B-5
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         ***
         ***
         ***

                                                ***
                                                ***
                                                ***

         ***. These values currently are set at ***
                                                ***
                                                ***

         Software use of all these flags may suggest refinements in how they are set and reset. For now it is envisioned that an overrun condition would cause software to read until the Information contained in this document is proprietary to DIGIRAD Corporation and should not be released outside of the company without written permission of the company.

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Information contained in this document is proprietary to DIGIRAD Corporation and should not be released outside of the company without written permission of the company.
--------------------------------------------------------------------------------

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.


                                      B-6
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         ***
         ***
         ***

3.3      DESIGN REQUIREMENT:        Not Stated in PRS00l

3.3.1    SOFTWARE REQUIREMENTS
         After the DMA transfer, the software will decode the data package and display the events on screen. Software shall allow the user to mask off hot pixels and to query the number of events of a particular pixel by simply click at its location.

3.4      DESIGN REQUIREMENT: Not Stated in PRS001

3.4.1    SOFTWARE REQUIREMENTS
         The count data in host memory is in raw energy units and shall be converted to energy units of keV. This conversion shall be performed using a file containing gain and offset coefficients for each detector element. Energy corrections shall be applied to each event before the event is subject to an energy window test.

3.5      DESIGN REQUIREMENT: Not Stated in PRS00l

3.5.1    SOFTWARE REQUIREMENTS
         Up to four energy windows shall be available to the user. The upper and lower energy limits of these windows shall be selectable by the user. Events falling within the bounds of each of these windows shall be used to build a scalar file. These four scalar files may be combined in any fashion to produce three different image files.

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Information contained in this document is proprietary to DIGIRAD Corporation and should not be released outside of the company without written permission of the company.
--------------------------------------------------------------------------------

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

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3.6      DESIGN REQUIREMENT: Not Stated in PRS00l

3.6.1    SOFTWARE REQUIREMENTS
         The image files shall be configured as 64 x 64-element arrays.

3.7      DESIGN REQUIREMENT: Not Stated in PRS00l

3.7.1    SOFTWARE REQUIREMENTS
         A bad detector element correction shall be applied every time an image is framed. This shall include persistence mode images. The bad detector element correction shall be accomplished by deleting from the image files data from those detector elements listed in the Bad Detector Element file. The missing data for the bad detector elements shall be derived by computing the mean value of the data from all the detector elements surrounding the bad detector element, then assigning that mean value as the bad detector element's value.

3.8      DESIGN REQUIREMENT: Not Stated in PRS001

3.8.1    SOFTWARE REQUIREMENTS
         An intrinsic sensitivity correction shall be applied every time an image is framed. This shall include persistence mode images. The intrinsic sensitivity correction shall be accomplished by multiplying the event data of each uncorrected active detector element by that detector element's intrinsic sensitivity correction coefficient stored in a file.

3.9 DESIGN REQUIREMENT: PRS001 SECTION 6.: IT IS CRITICAL THAT THE SYSTEM SOFTWARE performs four basic functions. These functions are Acquisition, Display, Data Transfer/Storage and Diagnostics. SECTION 6
         A. The Diagnostic module will acquire data and correct energy scale.

3.9.1    SOFTWARE REQUIREMENTS
         The Energy Correction module shall generate a gain and offset coefficient that can be used for conversion into units of keV - each detector element's raw digitized energy value. These coefficients shall be stored in a file. Energy correction shall be done by collecting data from flood field data sets of two isotopes of different energies probably 201Tl and 99mTc). A peak search algorithm shall find the primary peaks of these two isotopes for every pixel and a gain and offset coefficient for each pixel shall be calculated and stored in an energy correction file.

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should not be released outside of the company without written permission of the company.
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3.10.    DESIGN REQUIREMENT: PRS001 SECTION 6. It is critical that the system software performs four basic functions. These functions are Acquisition, Display, Data Transfer/Storage and Diagnostics. SECTION 6
         B. The Diagnostic module will acquire data and generate a flood normalization.

3.10.1   SOFTWARE REQUIREMENTS
         Redundant to 3.4!

3.11 DESIGN REQUIREMENT: PRS001 SECTION 6. It is critical that the system software performs four basic functions. These functions are Acquisition, Display, Data Transfer/Storage and Diagnostics. SECTION 6
         C. The Diagnostic module will acquire data and perform intrinsic correction.

3.11.1   SOFTWARE REQUIREMENTS
         The Intrinsic Correction module shall generate a file of coefficients that shall be used to normalize each active detector element's response to a user specified radiopharmaceutical. There shall be a minimum of four user-defined files. Using the selected radiopharmaceutical in a uniform flood source, each file shall be generated by collecting an uncorrected data file. The individual detector element's coefficient shall be generated by computing the ratio of each active detector element's response, to the mean value of all the active detector element's responses.

3.12     DESIGN REQUIREMENT: Not Stated in PRS00l

3.12.1   SOFTWARE REQUIREMENTS
         The Detector Element Energy Spectrum module shall acquire and display an energy spectrum for any selected detector element(s), including bad detector elements. A detector element may be selected by: 1) pointing at the detector element on the display with the mouse pointer, 2) entering the detector element's spatial location as ari XIY spatial coordinate or by 3) entering the detector element's digital address. The energy spectrum display shall automatically scale the Y-axis (counts) so as to place the photopeak height at 75% of full scale. The X-axis shall be displayed in the energy units of keV. A composite energy spectrum of all active detector elements shall be possible. An active detector element is a detector element that is not listed in the bad detector element file.

3.13     DESIGN REQUIREMENT: Not Stated in PRS001

3.13.1   SOFTWARE REQUIREMENTS
         The Bad Detector Element module shall be used with a uniform flood source to generate a file of detector elements that shall be excluded from use in the formation of an image.

         The following describes the process that shall be used for determining a "bad detector element". The term "user" equals a technical service person.

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should not be released outside of the company without written permission of the company.
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         Step One

         Take a uniform flood data set without any corrections (energy, uniformity etc.), and record a histogram of energy for each detector element (i) (there shall be 4096 histograms). Within a user definable energy window ([W1, Wh]), find the energy peak Ei, and calculate the FWHM Si for each histogram. Display histograms of the Ei, and Si distributions. Make a cut of E1 and Si with a set of user definable windows ([E1, Eh], [Si, Sh]).

         {If (Ei [E1, or Ei] Eh, or S1 [Si1 or Si] Sh,) then, (detector element "i" is added to bad detector element list)}.

         Step Two

         Take a flood data set, and record an energy corrected histogram for each detector element. Within a user definable energy window ([W1, Wh]), calculate the gamma ray count Ni. Display a histogram of the Ni distribution, and calculated the MEAN and RMS of this distribution. Make cut of Ni with a set of user given window ([Ni, Nh]).

         {If (Ni [N1, or Ni ]Nh) then (detector element "i" is added to bad detector element list*)}

         * Exclude bad detector elements already in the list from the Step One selection.

         Step Three

         Take a uniform flood data set with all the corrections, and let the user point and select any detector element from the displayed flood image. Display an energy histogram of the selected detector element. If the user desires, he can add this detector element to the bad detector element list. The user can also edit the bad detector element list to manually add or delete any detector element from the list. There should be a display option to mark each bad detector element within flood image. There should be a display to show the bad detector element list and total number of bad detector elements.

         The bad detector elements shall be displayable only from the diagnostic display. This display shall be accessible only through a password and shall possibly run as a separate Task under NT. Bad detector elements shall be selectable either by pointing at them with the mouse, entering their XIY spatial coordinates or by entering their digital address.

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Information contained in this document is proprietary to DIGIRAD Corporation and should not be released outside of the company without written permission of the company.
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                                    EXHIBIT C
                                DELIVERY SCHEDULE

DELIVERIES



         Calibration and Diagnostic Modules:      June 30, 1999

         Validation Test Report:                  21 days after calibration code

         Code Revisions:                          21 days after test



PAYMENT

         Upon signing this Agreement, a sum of $***.

         Upon delivery of the Acquisition Modules, a sum of $***.

         Upon delivery of the Calibration & Diag. Modules, a sum of $***.

         Upon delivery of the Validation Test Report, a sum of $***.

         Upon Digirad's acceptance of all final code revisions, a sum of $***.



*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                      C-1
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                                    EXHIBIT D
                             SEGAMI'S BASE SOFTWARE

PLANAR IMAGING:

Acquisition [not including PCI interface board and software]

         User entry of patient information - name, MR #, age , etc. (see database)
         Multiple static images
         Dynamic mode suitable for "flow studies" including first-pass RNV Gated (ECG) blood pool
         Byte & word mode in 64 x 64 to 512 x 512 pixels per frame
         On screen zoomed persistence display - adjustable refresh time Display previous images on screen while a new image is being acquired Histogram of R-R wave intervals, beat rejection for gated RNV Simultaneous acquisition of one study while processing a second study Adjustment of display parameters - gray scale & color translation tables
         Multi-peak, multi-isotope imaging
         Uniformity (flood field) analysis & correction

2.       Processing
         Renal function: Renogram curves, ERPF, & GFR
         Pulmonary quantitation
         LVEF & RVEF calculation - gated blood pool
         Regional ventricular function, e.g., phase & amplitude analysis Gastric emptying & esophageal reflux
         First-pass RNV - calculation of LV & RV ejection fraction First-pass cardiac shunt calculation
         Frames - move, copy, delete, format (for printing)
         Perform math functions on image frames, e.g., spatial & temporal filters

3.       Qutput/Archive/Other
         A. File transfer via Ethernet link to network server in DICOM 3 compliant format
         Additional bit-mapped (BMP) file format, for file transfer
         Printer output drivers to common printers including PostScript Storage on standard recording media, e.g., hard disk, R-CDROM, etc. On-line, context sensitive help - index with references to specific instructions
         Complete set of manuals
         Documentation of governmental &/or other regulatory approval, U.S. or foreign

4.       Database
         SQL compatible Access database storage of patient information Search features
         DICOM 3 compliant fields

                                      D-1
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           AMENDMENT TO THE DIGIRAD-SEGAMI SOFTWARE LICENSE AGREEMENT

     This Amendment to the Digirad-Segami Software License Agreement ("Addendum"), is entered into under seal this 15TH day of NOV, 2001, by and between ") by and between Segami Corporation, a Maryland corporation having its principal offices at Segami Corporation 8335 Guilford Rd., Suite I, Columbia MD 21046 ("Segami"), and Digirad Corporation ("Digirad"), a Delaware corporation having its principal offices at 9350 Trade Place, San Diego, CA 92126.

                                   Background

     A. Digirad and Segami entered into a written contract on JUNE 16, 1999 (the "Agreement").
     B. The Parties wish to amend the terms of the Agreement pursuant to paragraph 15 of the Agreement.
     C. Digirad is licensing from Segami a modified version of Segami's Acquisition software, and Segami's current processing and display software, both known under the trade name Mirage.
     D. Digirad desires to develop its own applications, related to acquisition or processing tasks, to run on the Mirage platform.

     In consideration of the mutual promises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties agree under seal as follows:

1.   DEFINITION:

     "Digirad Application": an application specified and developed by Digirad's engineers, with or without help from Segami, using the Mirage development platform, without modifying existing Mirage applications.

2.   DELIVERABLES:

     Segami shall deliver its standard version 5 development kit to Digirad, i.e. all .dll and .lib library files, with all associated .hpp headers, some sample source code, plus the current documentation on the platform and its libraries, as is. There will be no support for Mirage version 4.

3.   FEES.

     For the duration of the current Agreement, Segami grants Digirad a non-exclusive license to the Mirage development environment, at no additional charge.

     A one-week training session for 2 or 3 Digirad engineers in Segami's facilities will be offered at no charge (travel, lodging and meal expenses will be the responsibility of Digirad).

     Segami's services to help Digirad develop its own applications are available to Digirad as part of the technical assistance covered under the current Agreement, at the same hourly rate, and without increasing the total guaranteed number of hours.

4.   RESPONSIBILITY.

     Segami shall assume no responsibility whatsoever for the applications developed by Digirad. Segami makes no guarantee that applications developed by Digirad using the version 5 development platform will work as intended with any other version of Mirage, or any other similar Segami product.

5.   OWNERSHIP RIGHTS.

     Segami shall retain all right title and interest in the libraries, including changes that Segami may make to the libraries at Digirad's request, and in the Mirage product in its entirety.

     Digirad shall have all right, title and interest, in the applications that it develops.

6.   INCORPORATION BY REFERENCE.

     This Addendum shall be governed and interpreted as part of the Agreement and its general terms and conditions. If any conflict exists, or is determined by a court or arbitrator to exist, between the Agreement and this Addendum, the Agreement shall be controlling.

In witness whereof, the Parties have caused this Addendum to be executed under seal as of the date first above written.

ATTEST                                     Segami Corporation


 /s/ ILLEGIBLE                             By:   /s/ PHILIPPE BRIANDET
--------------------------------               -----------------------------
Secretary                                  Philippe Briandet, President


                                           Digirad Corporation
--------------------------------
Secretary

                                           By:   /s/ ILLEGIBLE
                                               -----------------------------